Exhibit 99.1

Medifast, Inc. Names Jim Maloney as Chief Financial Officer

New CFO brings more than 25 years of financial experience to fast growing health and wellness company

BALTIMORE, July 20, 2020/PRNewswire/ -- Medifast, Inc. (NYSE: MED), the company behind one of the fastest-growing health and wellness communities, OPTAVIA®, today announced that it has appointed James (Jim) Maloney as Chief Financial Officer, effective July 20, 2020. In his role, Mr. Maloney will be responsible for leading the finance function including all aspects of financial planning and analysis, setting Medifast’s financial and capital allocation strategies, and managing investor relations. He will serve as a member of the company’s leadership team and report directly to Chief Executive Officer Dan Chard.

“We are pleased to welcome Jim to the Medifast team as we continue on our mission to offer the world lifelong transformation, one healthy habit at a time,” said Chard. “Jim brings deep public company experience, a strong focus on capital allocation and an ability to manage the finance function of a fast-growing, dynamic and complex business. He has been responsible for managing large operations for global companies to support business objectives and growth. He also has a history of building value, which will be important as we aim to deliver long-term sustainable growth through our differentiated approach to health and wellness.”

“I am thrilled to join the team at Medifast. The company’s unique business model, collaborative culture and OPTAVIA’s robust and inspiring community provides the opportunity to drive significant value for stockholders,” said Maloney.

Mr. Maloney most recently served as Senior Vice President Chief Financial Officer of L.B. Foster Company, a publicly held global manufacturer and distributor of products and services for transportation and energy infrastructure. Prior to L.B. Foster Company, he served as Chief Financial Officer of First Insight, Inc., a privately held company providing consumer data to leading retailers and brands, where he continues to serve as a Board Advisor. Before joining First Insight, Mr. Maloney held roles at the H.J. Heinz Company (“Heinz”), including Vice President of Global Financial Planning and Supply Chain Finance, Director of Finance for Supply Chain for Heinz North America, and Controller of Heinz North America. He also held multiple roles in the U.S. and Europe at Ernst & Young LLP, including Senior Manager of the Assurance Practice. Mr. Maloney holds a Bachelor of Science degree from Clarion University and a Master of Business Administration degree from the University of Pittsburgh and is a Certified Public Accountant.

About Medifast:

Medifast (NYSE: MED) is the company behind one of the fastest-growing health and wellness communities, OPTAVIA®, which offers Lifelong Transformation, One Healthy Habit at a Time®. Based on nearly 40 years of experience, Medifast has redefined direct selling by combining the best aspects of the model. Its community of thousands of independent OPTAVIA Coaches teach Clients to develop holistic healthy habits through products and clinically proven plans, the Habits of Health® Transformational System and comprehensive support from a community of like-minded people. In 2019, Medifast expanded the OPTAVIA movement globally, beginning with the Asia-Pacific region. Medifast is traded on the New York Stock Exchange and was named to Fortune's 100 Fastest-Growing Companies list in 2019 and Forbes' 100 Most Trustworthy Companies in America list in 2016 and 2017. For more information, visit www.MedifastInc.com or www.OPTAVIA.com.

Forward Looking Statements

This release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements are based on present circumstances and on Medifast's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including any statement of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and Medifast assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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Media Contact:

Jessica Oring

Jessica.Oring@medifastinc.com

Investor Contact:

ICR, Inc.

Scott Van Winkle

(617) 956-6736